UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 23, 2006

Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Managing Partner Incentive Program

To reinforce Merrill Lynch’s performance-based culture, the Management Development and Compensation Committee (MDCC) of the Board of Directors has adopted a new three-year incentive program, called the Managing Partner Incentive Program (MPP), for certain members of executive and senior management of Merrill Lynch including all of the Company’s executive officers. The MPP emphasizes long-term performance by tying a portion of stock-based compensation to specific long-term goals to be defined by the MDCC in consultation with management. In 2006, the MDCC and management determined that the initial goal under the MPP is to increase annual return on equity (ROE) performance over the next three years. The awards granted under this program are fully at risk, and the potential payout can vary depending on the Company’s financial performance against specified ROE targets. The program also creates common accountability of the Company’s key leaders around specified corporate goals .

The form of grant document under the Company’s Long-Term Incentive Compensation Plan reflecting participation in the MPP is attached as Exhibit 10 to this report.

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Item 9.01. Financial Statements and Exhibits

         (d) Exhibits

10.	Form of Grant Document for Participation Units under Managing Partner Incentive Program granted under the Merrill Lynch & Co. Inc. Long-Term Incentive Compensation Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.

(Registrant)

By:	/s/ Richard Alsop

Richard Alsop Vice President

Date: January 25, 2006

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